SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of Report (date of earliest event reported)              February 12, 2002
                                                 -------------------------------


                 Health & Nutrition Systems International, Inc.
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             (Exact name of registrant as specified in its charter)




                                     Florida
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                 (State or other jurisdiction of incorporation)



       0-29245                                             65-0452156
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(Commission File Number)                       (IRS Employer Identification No.)



          3750 Investment Lane, Suite 5, West Palm Beach, Florida 33407
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          (Address of principal executive offices, including Zip Code)



Registrant's telephone number, including area code            (561) 863-8446
                                                     ---------------------------



                                       N/A
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          (Former name or former address, if changed since last report)

Item 5.  Other Events
         ------------

         Health and Nutrition Systems International, Inc. executed a new employment agreement with Chris Tisi, its President and Chief Executive Officer. The agreement has a two-year term and replaces Mr. Tisi's prior agreement with HNS which expired in January 2002. The agreement provides for a base salary of $140,000 ($18,750 of which will be used by Mr. Tisi to pay certain amounts owing to third parties in connection with the settlement of litigation) as well as bonuses which are contingent upon increases in revenue over prior periods and net income results. The agreement provides that bonuses will be determined quarterly with 33% of such bonuses to be paid quarterly and the balance to be paid at year-end depending on the maintenance of previously achieved performance levels. The agreement also provides for an annual grant of 50,000 stock options to Mr. Tisi under the Company's stock option plan. The options will have a four year term and will vest on the date of grant. In addition, the agreement provides for the grant to Mr. Tisi of shares of HNS common stock in lieu of paying him accrued but unpaid compensation for the fiscal year ended 2001 in the amount of approximately $22,500. The number of shares to be issued will be determined based upon an average of the closing bid and asked prices of HNS common stock over the 20 trading days preceding the date of issuance. The agreement also provides for the payment to Mr. Tisi in the event he is terminated after a change of control of an amount equal to the lesser of (i) $275,000 or (ii) the maximum "golden parachute" payment permitted to be deducted by HNS under the federal tax law. The employment agreement is filed as Exhibit
10.1 hereto and is incorporated by reference in its entirety herein. Mr. Tisi is also serving as the interim Chairman of the Board of HNS.

         In connection with the execution of the employment agreement, HNS also executed an indemnification agreement with Mr. Tisi. The indemnification agreement is filed as Exhibit 10.2 hereto and is incorporated by reference in its entirety herein.

         The Company also executed a severance agreement with Steve Pomerantz, the former Chief Executive Officer of HNS. The agreement provides for a severance payment of approximately $50,000 to be paid over the next year, $18,750 of which will be used by Mr. Pomerantz to pay certain amounts owing to third parties in connection with the settlement of litigation. In addition, the agreement provides for the grant to Mr. Pomerantz of shares of HNS common stock in lieu of paying him accrued but unpaid compensation for the fiscal year ended 2001 in the amount of approximately $20,000. The number of shares to be issued will be determined based upon an average of the closing bid and asked prices of HNS common stock over the 20 trading days preceding the date of issuance. Pursuant to the terms of the agreement, Mr. Pomerantz will continue to personally guarantee certain obligations of HNS for a limited period of time. The severance agreement is filed as Exhibit 10.3 hereto and is incorporated by reference in its entirety herein. Mr. Pomerantz will continue to serve on the Board of Directors of HNS.

         In connection with the execution of the severance agreement, HNS also executed an indemnification agreement with Mr. Pomerantz. The indemnification agreement is filed as Exhibit 10.4 hereto and is incorporated by reference in its entirety herein.

Item 7. Financial Statements and Exhibits
        ---------------------------------

(c)      Exhibits:

         10.1 Employment Agreement between the Company and Christopher Tisi effective as of January 1, 2002

         10.2 Indemnification Agreement between the Company and Christopher Tisi effective as of January 2, 2002

         10.3 Severance Agreement between the Company and Steven Pomerantz effective as of January 1, 2002

         10.4 Indemnification Agreement between the Company and Steven Pomerantz effective as of January 1, 2002

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     HEALTH & NUTRITION SYSTEMS
                                     INTERNATIONAL, INC.



                                     By:     /s/Christopher Tisi
                                        ------------------------
                                             Christopher Tisi, President and CEO
Dated:  February 13, 2002.